UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 28, 2019

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in Charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ	08037
(Address of principal executive offices)	(Zip Code)

(609) 561-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

South Jersey Industries, Inc.’s (the “Company”) Executive Vice President, Stephen H. Clark, accepted the Early Retirement Incentive Program (“ERIP”) offered by the Company and retired effective as of the close of business on February 28, 2019. Mr. Clark also retired from his position as President and Chief Operating Officer of South Jersey Energy Solutions, LLC and SJI Midstream, LLC, both wholly-owned subsidiaries of the Company. Mr. Clark has served in various leadership and strategy roles since joining the Company in 1997.

The ERIP was offered to non-union, non-Officer employees over the age of 55 years old with 20 or more years of service to the Company as well as to Officers over the age of 55 years old with 5 or more years of service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	SOUTH JERSEY INDUSTRIES, INC.

	By:	/s/ Melissa Orsen
Name: Melissa Orsen
Title: Senior Vice President and General Counsel